Exhibit 10.3

Factor Bioscience Limited
Novellus Therapeutics Limited

THIRD AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

THIS THIRD AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT (this “Agreement”) is entered into as of this 1st day of November, 2020 (the “Third Amendment Effective Date”), by and between Factor Bioscience Limited, a company organized and existing under the laws of Ireland (“Licensor”), and Novellus Therapeutics Limited, a company organized and existing under the laws of Ireland (“Licensee”), and supersedes and replaces the Second Amended and Restated Exclusive License Agreement (the “Prior Agreement”) entered into as of the 16th day of March, 2020 (the “Second Amendment Effective Date”), by and between Licensor and Licensee. Licensor and Licensee may each be referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, Licensor and Licensee previously entered into an Exclusive License Agreement (the “Original Agreement”) as of the 6th day of February, 2015 (the “Effective Date”), subsequently amended and restated the Original Agreement by entering into an Amended and Restated Exclusive License Agreement (the “First Amended and Restated Agreement”) as of the 15th day of June, 2018 (the “Amendment Effective Date”), and subsequently amended and restated the First Amended and Restated Agreement by entering into the Prior Agreement;

WHEREAS, the Parties desire to amend, restate, and replace such Prior Agreement to, among other things, amend certain definitions and provisions, terminate certain rights and licenses previously granted to Licensee under the Prior Agreement, and grant Licensee rights to certain Licensed Technology in the Field (as such terms are defined herein);

WHEREAS, Licensor owns or has in-licensed certain Licensed Technology (as defined herein) pertaining to technology, processes and products, including, but not limited to, methods and compositions for generating Cell Lines (as such term is defined herein);

WHEREAS, Licensee desires to develop and commercialize Licensed Products (as defined herein), and Licensee desires to receive from Licensor certain rights to the Licensed Technology in order that Licensee may develop and commercialize Licensed Products (as defined herein); and

WHEREAS, in furtherance of the foregoing, Licensor agrees to grant such rights to Licensee, and Licensee agrees to use Commercially Reasonable Efforts (as defined herein) to diligently proceed to develop and make commercially available Licensed Products in accordance with this Agreement for commercial exploitation in the Field (as defined herein) and in the Territory (as defined herein);

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1

Definitions

Unless otherwise specifically provided herein, the following terms, when used with a capital letter at the beginning, will have the following meanings:

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

1.1.        “Affiliate” means, with respect to a Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party. For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise. For the purposes of this definition and this Agreement, and for the avoidance of doubt, Factor Bioscience Limited. Factor Bioscience Pty Ltd, Factor Bioscience LLC, and Factor Bioscience Inc. (collectively, the “Factor Bio Entities”) are each deemed not to be Affiliates of any of Novellus Therapeutics Limited, Novellus LLC, and Novellus, Inc. (collectively, the “Novellus Entities”), and each of the Novellus Entities is deemed not to be an Affiliate of any of the Factor Bio Entities.

1.2.        “Agreement” has the meaning set forth in the Preamble.

1.3.        “Amendment Effective Date” has the meaning set forth in the Preamble.

1.4.        “Applicable Law” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any agency, bureau, branch, office, court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, state or local authority or any political subdivision thereof, or any association of countries that may be in effect from time to time and applicable to the activities contemplated by this Agreement.

1.5.        “Auxiliary Technologies” means (a) any one or more of the technologies set forth on Exhibit 1.5, and (b) any Improvement.

1.6.        “Auxiliary Technology Patents” means (a) the patents and patent applications set forth on Exhibit 1.6, (b) any reissue, divisional, continuation, reexamination, renewal, extension or supplementary protection certificate for each of the patents and patent applications set forth on Exhibit 1.6, (c) the Improvement Patents, and (d) any reissue, divisional, continuation, reexamination, renewal, extension or supplementary protection certificate for each of the Improvement Patents, but only to the extent that each of the foregoing in clauses (a), (b), (c), and (d) (i) is Controlled by Licensor, (ii) includes at least one claim that is directed to subject matter disclosed in the patents and patent applications described in clause (a) above, and claims priority to such patents and patent applications, and (iii) is necessary or useful to Exploit the Licensed Products in the Field, and (c) all foreign patents and patent applications corresponding to the foregoing specific patents and patent applications described in clause (a) and clause (b) above. For the avoidance of doubt, the Auxiliary Technology Patents do not include any patents not explicitly described in the preceding sentence.

1.7.        “Cell Line” means a human pluripotent stem cell line that is made using the cell reprogramming methods disclosed in the Licensed Patents.

1.8.        “Combination Product” shall mean any product that is comprised of a Licensed Product and one or more agents that are not themselves Licensed Product (the “Other Agent(s)”).

1.9.        “Commercially Reasonable Efforts” means, with respect to the performance of research, development and/or commercialization activities hereunder, including with respect to the research, development and/or commercialization of any Licensed Product by or on behalf of Licensee, the carrying out of such activities using commercial and business efforts and resources comparable to the efforts and resources that a party would typically devote to products of similar market potential at a similar stage in development or product life, taking into account all scientific, commercial and other factors that such a party would take into account, including issues of safety, toxicity and efficacy, as well as regulatory requirements of the FDA or similar government agencies.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

1.10.      “Confidential Information” means all Information disclosed by one Party to the other during the negotiation of or under this Agreement in any manner, whether orally, visually, electronically, in writing or in other tangible or intangible form, that relates to Licensed Technology, the Auxiliary Technologies, Cell Lines, Licensed Products, or this Agreement, unless such information is subject to an exception described in Section 8.6.

1.11.       “Control” or “Controlled by” means, in the context of a license to or ownership of Intellectual Property, the ability on the part of a Party to grant access to or a license or sublicense of such Intellectual Property as provided for herein without violating the terms of any agreement or other arrangement between such Party and any third party existing at the time such Party would be required hereunder to grant such access or license or sublicense.

1.12.       “Cover” or “Covered” means that the use, manufacture, sale, offer for sale, research, development, commercialization, importation or other commercial exploitation of the subject matter in question by an unlicensed entity: (a) would infringe an issued or pending claim of a Licensed Patent or an Auxiliary Technology Patent, or (b) incorporates, uses, or otherwise relies upon the Licensed Technology or the Auxiliary Technologies.

1.13.       “Effective Date” has the meaning set forth in the Preamble.

1.14.       “Exploit” and “Exploitation” mean to develop, make, have made, manufacture, research, use, sell, have sold, offer for sale, commercialize, distribute, import and export.

1.15.       “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.16.       “Field” means the Exploitation of Licensed Products for the treatment of diseases and conditions in humans and animals.

1.17.       “First Commercial Sale” means the first arm’s-length sale or other transfer for value of a Licensed Product by or on behalf of Licensee, or an Affiliate or sublicensee of Licensee, to an unrelated third party.

1.18.       “Improvement(s)” means any Services Agreement Improvement and any other invention, discovery, advancement, development, or creation which: (a) is invented, developed, authored, created, or reduced to practice by or on behalf of Licensee or an Affiliate of Licensee (or Licensee’s or its Affiliate’s personnel or agents, including any employee, officer, advisor, or independent contractor employed or engaged by (or otherwise having an obligation to assign inventions to) Licensee or its Affiliates): (b) is not an Independent Invention; and (c) meets at least one of the following criteria: (i) is an improvement or modification to the Licensed Technology, the Auxiliary Technologies or to the Cell Lines; (ii) utilizes, incorporates, or reads upon any element of the Licensed Technology or the Auxiliary Technologies or is invented, developed, authored, created, or reduced to practice using the Licensed Technology or the Auxiliary Technologies; and (iii) is invented, developed, authored, created, or reduced to practice by or on behalf of Licensor or an Affiliate of Licensor (or Licensor’s or its Affiliate’s personnel or agents, including any employee, officer, advisor, or independent contractor employed or engaged by (or otherwise having an obligation to assign inventions to) Licensor or its Affiliates).

1.19.       “Improvement Patents” means the patents and patent applications claiming Improvements, and any reissue, divisional, continuation, continuation-in-part or reexamination certificate thereof. During the Term, all Improvement Patents shall be set forth in Exhibit 1.19.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

1.20.       “IND” means an Investigational New Drug Application filed with the FDA required for the initiation of clinical trials in humans for the applicable Licensed Product in the United States (or the foreign equivalent thereof).

1.21.       “Independent Invention” means any invention, discovery, advancement, development, or creation, which: (a) is invented, developed, authored, created, or reduced to practice by or on behalf of Licensee or an Affiliate of Licensee (or the personnel or agents of Licensee or an Affiliate of Licensee, including any employee, officer, advisor, or independent contractor employed or engaged by (or otherwise under an obligation to assign inventions to) Licensee or an Affiliate of Licensee); (b) does not utilize, incorporate, or read upon any element of the Licensed Technology, Auxiliary Technology or a Valid Claim and is not invented, developed, authored, created, or reduced to practice using the Licensed Technology or the Auxiliary Technology; and (c) is not invented, developed, authored, created, or reduced to practice by Licensor (or Licensor’s personnel or agents, including any employee, officer, advisor, or independent contractor employed or engaged by (or otherwise under an obligation to assign inventions to) Licensor).

1.22.       “Information” means all information, know-how, data, results, technology, materials, business or financial information of any type whatsoever, in any tangible or intangible form, provided by or on behalf of one Party to the other Party, either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, or that otherwise relates to the Licensed Technology, the Auxiliary Technologies, or Cell Lines, whether disclosed orally, visually, electronically, in writing or in other tangible or intangible form, and which may include data, knowledge, practices, processes, ideas, research plans, antibodies, small molecules, compounds, targets, biological and chemical formulations, structures and designs, laboratory notebooks, proof of concept and pre-clinical studies, formulation or manufacturing processes and techniques, scientific, manufacturing, marketing and business plans, and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business.

1.23.       “Intellectual Property” means all (a) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, post-grant proceeding, utility model, certificate of invention and design patents, applications, registrations and applications for registration, and any equivalent in any jurisdiction; (b) trademarks, service marks, trade dress, Internet domain names, logos, trade names and corporate names and registrations and applications for registration thereof; (c) copyrights and registrations and applications for registration thereof, including all moral rights; (d) Information, inventions, trade secrets and confidential information, whether patentable or non-patentable and whether or not reduced to practice, know-how, show how, manufacturing and product processes and techniques, research and development information, notebooks, formulae, diagrams, technical and engineering specifications, business and marketing plans and customer and supplier lists and other information; (e) other proprietary rights relating to any of the foregoing (including remedies against infringement thereof and rights of protection of interest therein under the laws of all jurisdictions); and (f) copies and tangible embodiments thereof.

1.24.       “Licensed Know-How” means all unpatented inventions, technology, methods, materials (including biological and pharmaceutical materials), know-how, studies, pre-clinical and clinical data (including toxicology and safety data), tests and assays, reports, manufacturing processes, regulatory filings (including drafts) and approvals and other information Controlled by Licensor as of the Effective Date, in each case that relates to the subject matter disclosed in the Licensed Patents or the Auxiliary Technology Patents and is necessary or useful to make, use or sell Licensed Products in the Field in the Territory.

License Agreement,

Factor Bioscience Limited, Novellas Therapeutics Limited

1.25.       “Licensed Patents” means (a) the patents and patent applications set forth on Exhibit 1.25, and (b) any reissue, divisional, continuation, reexamination, renewal, extension or supplementary protection certificate for each of the patents and patent applications set forth on Exhibit 1.25, but only to the extent that each of the foregoing in clauses (a) and (b) (i) is Controlled by Licensor, (ii) includes at least one claim that is directed to subject matter disclosed in the patents and patent applications described in clause (a) above, and claims priority to such patents and patent applications, and (iii) is necessary or useful to Exploit the Licensed Products in the Field. For the avoidance of doubt, the Licensed Patents do not include any patents not explicitly described in the preceding sentence.

1.26.       “Licensed Product” means any Covered allogeneic cell therapy product comprising MSCs for use in the Field. For the avoidance of doubt, Licensed Products expressly exclude autologous cell therapy products and any product comprising Covered cells that are not MSCs, except where such cells are present in inconsequential amounts and do not contribute appreciably to the potency, function, activity, or stability of the product.

1.27.       “Licensed Technology” means the Licensed Patents, Licensed Know-How, Cell-Lines, and Improvement Patents, if any, all to the extent owned or Controlled by Licensor and in each case that are necessary for Licensee to Exploit the Licensed Products in the Field.

1.28.       “MSCs” means a population of mesenchymal stem cells derived from a Cell Line, and having a set of specific, defined, and experimentally validated biological attributes.

1.29.       “Net Sales” means all gross revenue collected from or through Licensee, its Affiliates, or sublicensees from any Licensed Product, including sales, licensing, leasing or other commercial exploitation of Licensed Products. Net Sales excludes the following items (but only as they pertain to the making, using, importing or selling of the applicable Licensed Product, are included in gross revenue, and are separately billed): (a) import, export, excise and sales taxes, custom duties, value added taxes, tariffs or other fees leveled by government authorities, and other consumption taxes similarly incurred or other governmental charges levied to the extent included on the bill or invoice or as a separate item; (b) costs of insurance, packing, and transportation from the place of manufacture to the customer’s premises or point of use; (c) credit for returns, allowances, or trades, including credits or allowances additionally granted upon rejections or recalls, claims returns pursuant to agreements (including, without limitation, managed care agreements), warranty claims, or claims allowed under government regulations, to the extent actually allowed and taken; (d) charge-back payments, and rebates actually granted or administrative fees actually booked to trade customers, patients (including those in the form of a coupon or voucher), managed health care organizations, pharmaceutical benefit managers, group purchasing organizations and national, state or local governments, and to the agencies, purchasers and reimbursers of managed health organizations, pharmaceutical benefit managers, group purchasing organizations, or federal, state or local governments; provided, however, that in each case such amounts shall be applied in a normal and customary manner with respect to other similarly situated products or services of the selling party and not applied disproportionately to the Licensed Product; and (e) Net Sales at transfer prices to a control person of the Licensee (or any member of the consolidated group of such control person), or pricing between subsidiaries of a consolidated group of such control person (including the Licensee as a member of such consolidated group), but shall include the first sale or other commercial disposition of the applicable Licensed Product to an unaffiliated third party; all as determined in accordance with the selling party’s usual and customary accounting methods, which are in accordance with U.S. generally accepted accounting principles (GAAP), consistently applied.

1.30.       “Patent Expenses” shall mean all fees, costs, and expenses (including attorneys’ fees) paid or incurred in the preparation, filing, prosecution, issuance, and maintenance of the Licensed Patents and Auxiliary Technology Patents.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

1.31.        “Party” or “Parties” has the meaning set forth in the Preamble.

1.32.        “Pediatric Priority Review Voucher” or “PRV” means a priority review voucher issued by FDA or otherwise under the authority of the United States Department of Health and Human Services to Licensee or any of its Affiliates or sublicensees as the sponsor of a rare pediatric disease or neglected tropical disease product application, that entitles the holder of such voucher to priority review of a single human drug application submitted under Section 505(b)(1) or 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder or Section 351(a) of the United States Public Health Service Act, as further defined in the Federal Food, Drug, and Cosmetic Act.

1.33.        “Phase I Clinical Trial” means a clinical trial generally consistent with 21 CFR §312.21(a) that is required for receipt of clearance or marketing authorization of a Licensed Product from the applicable Regulatory Authority and which is conducted to evaluate safety of a Licensed Product for a particular indication or indications in healthy subjects.

1.34.        “Phase IIb Clinical Trial” means a clinical trial generally consistent with 21 CFR §312.21(b) that is required for receipt of clearance or marketing authorization of a Licensed Product from the applicable Regulatory Authority and which is conducted to assess the optimal manner of use of such a Licensed Product (dose and dose regimens) of a Licensed Product for a particular indication or indications in patients with the disease or condition under study. Any clinical trial that is not a Phase III Clinical Trial and which is conducted to evaluate a Licensed Product that has already been tested in a Phase I Clinical Trial shall be deemed a Phase IIb Clinical Trial.

1.35.        “Phase III Clinical Trial” means a clinical trial generally consistent with 21 CFR §312.21(c) that is required for receipt of clearance or marketing authorization of a Licensed Product from the applicable Regulatory Authority and which is conducted after preliminary evidence suggesting effectiveness of the Licensed Product has been obtained, and is intended to gather additional information to evaluate the overall benefit-risk relationship of the Licensed Product for a particular indication and provide an adequate basis for physician labeling.

1.36.        “Regulatory Approval” means the approval (including label expansions to include additional indications), license, registration, clearance or authorization of the applicable Regulatory Authority necessary for the lawful marketing, commercialization and sale of a Licensed Product in a country or jurisdiction of the Territory.

1.37.        “Regulatory Authority” means the FDA or any similar foreign national governmental regulatory authority involved in the granting of authorization to conduct clinical trials or Regulatory Approvals for the manufacture, sale, pricing and/or reimbursement of a Licensed Product in the Field.

1.38.        “Second Amendment Effective Date” has the meaning set forth in the Preamble.

1.39.        “Services Agreement” means any contract between Licensor or its Affiliate and Licensee or its Affiliate pursuant to which Licensor or its Affiliate provides services to Licensee or its Affiliate, which services may include, but are not limited to, the production of MSCs.

1.40.        “Services Agreement Improvement(s)” means any invention, discovery, advancement, development, or creation arising out of the services provided by Licensor or its Affiliate to Licensee or its Affiliates under a Service Agreement, unless otherwise mutually agreed upon by the Parties in the applicable Services Agreement.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

1.41.       “Sublicense Fees” means any consideration paid to Licensee or its Affiliates as consideration for or in connection with a sublicense of, or other right, license, option, privilege, or immunity with respect to, any Licensed Product or any of the rights to the Licensed Technology or the Auxiliary Technologies granted to Licensee hereunder, including without limitation license fees, technology access fees, equity or debt investments, upfront payments, milestone payments, unearned minimum royalties and royalties payable on sales of Licensed Products in excess of the Royalty on Net Sales payable hereunder, payments for materials or services (including research and development services), and other payments, and/or other forms of remuneration of any kind, but specifically excluding the Royalty on Net Sales payable hereunder. For the avoidance of doubt, Sublicense Fees shall include any and all payments made by any sublicensee to Licensee that are required by an agreement between Licensee and a sublicensee, wherein said agreement includes the granting of any rights in any Licensed Product or the sublicensing of any rights in the Licensed Technology or the Auxiliary Technologies, including, but not limited to. up-front payments, milestone payments, diligence payments, royalty payments payable on sales of Licensed Products in excess of the Royalty on Net Sales payable hereunder, payments for materials or services, and any other payments, rights or benefits that are payable by or on behalf of such sublicensee to Licensee as consideration for such rights granted to such sublicensee.

1.42.       “Term” has the meaning set forth in Section 7.1.

1.43.       “Territory” means Earth.

1.44.        “Third Amendment Effective Date” has the meaning set forth in the Preamble.

1.45.       “Valid Claim” means: (a) any currently pending claim of a patent application within the Licensed Patents or Improvement Patents, which has not been abandoned; or (b) a claim of a granted and unexpired patent within the Licensed Patents. Auxiliary Technology Patents or Improvement Patents that (i) has not been revoked, held invalid, or declared unpatentable or unenforceable by a decision of a court or other governmental agency of competent jurisdiction that is unappealable or unappealed in the time allowed for appeal; (ii) has not been rendered or admitted to be invalid, abandoned or unenforceable through reissue or disclaimer or otherwise; or (iii) has not been lost through an interference proceeding.

Section 2
Licenses

2.1.       License Grant.

Subject to the terms and conditions of this Agreement (including the terms and provisions set forth in Section 2.4 and Section 5.2), Licensor hereby grants to Licensee an exclusive (even as to Licensor), non-transferrable (except in accordance with Section 11.2), royalty-bearing license, with the right to grant sublicenses pursuant to Section 2.2, under the Licensed Technology, the Auxiliary Technologies, and the Auxiliary Technology Patents to Exploit Licensed Products in the Territory in the Field during the Term.

2.2.       Sublicensing.

Licensee may sublicense the rights granted to it under Section 2.1 through a single tier (i.e., absent Licensor’s express prior written consent, no sublicensee will have any further right to grant sublicenses) to third party sublicensees, so long as: (a) the sublicense is royalty-bearing and in writing; (b) the terms of the sublicense agreement are consistent with the terms and conditions of this Agreement, including, without limitation, Section 7.7: (c) the sublicense was negotiated by Licensee in good faith, for a proper commercial purpose and on reasonable arm’s-length commercial terms: (d) the sublicense agreement names Licensor as a third party beneficiary thereof; (e) the sublicensee has, or has the ability to acquire, adequate resources (including scientific, technical and financial) to perform its obligations under such sublicense, as reasonably determined by Licensee at the time of entry into the sublicense; and (f) a complete, confidential copy of the sublicense agreement and any amendments thereto are provided to Licensor within thirty (30) days of the execution of said sublicense agreement or any such amendments thereto. In each case, Licensee will be responsible for the performance of its sublicensees relevant to this Agreement, including, without limitation, making any payments provided for hereunder. Subject to Section 8.6. Licensee will provide Licensor with a complete, confidential copy of each such sublicense agreement executed by Licensee and any amendments thereto, and will promptly notify Licensor of the termination of any such sublicense.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

2.3.          Rights in Improvements. Improvement Patents and Independent Inventions.

2.3.1        Improvements shall be automatically included as part of the Auxiliary Technologies, and Improvement Patents shall be automatically included as part of the Auxiliary Technology Patents. Licensee and Licensor agree promptly to update Exhibit 1.19 hereto upon written request by either Party from time to time, to reflect the inclusion of such Improvement Patents in the Auxiliary Technology Patents. Each Party will use reasonable efforts to disclose to the other Party during the Term any and all Improvements and Improvement Patents and Licensee and Licensor agree promptly to update Exhibit 1.19 hereto upon written request by either Party from time to time, to reflect the inclusion of any Improvement Patents.

2.3.2        Subject to the rights granted to Licensee in Section 2.1 and Section 2.2, Licensor shall own, and Licensee shall assign and hereby does assign to Licensor all right, title and interest in and to all Improvements and Improvement Patents, including all related certificates of correction, reissue certificates, and supplementary protection certificates, and all other rights granted under 35 U.S.C. § 307, 35 U.S.C. § 318, 35 U.S.C. § 328, and 35 U.S.C. § 254-257. Licensee shall execute and assist with any and all applications, assignments, or other instruments which Licensor deems necessary to perfect the foregoing assignment and/or to evidence, apply for, obtain, maintain, defend or enforce patent or other intellectual property protection in any and all countries worldwide with respect to Improvements assigned to Licensor as set forth above or to protect otherwise Licensor’s interest therein.

2.3.3        Licensee shall own all right, title and interest in and to all Independent Inventions invented, developed, created, or reduced to practice by or on behalf of Licensee.

2.4.          Retained Rights: Requirements.

2.4.1.  Retained Rights.

Any and all licenses granted hereunder are subject to Licensor’s right to make and use, and to permit academic, government, and not-for-profit institutions or agencies to make and use the Licensed Technology, the Auxiliary Technologies, and the Auxiliary Technology Patents (a) both in the Field and outside of the Field for non-commercial research, academic, educational, and all other non-commercial purposes, and for the development of the Licensed Technology and the Auxiliary Technologies, and (b) outside of the Field for all commercial and non-commercial purposes.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

2.4.2.       Right to Publish.

Subject to this Section 2.4.2, any and all licenses granted hereunder are subject to the right of Licensor to review publication of scientific findings related to the Licensed Technology. If Licensee desires to submit any publication related to the Licensed Technology or that would otherwise disclose Confidential Information of Licensor or any patentable information related to Licensed Technology (including any Improvement), Licensee will provide Licensor with prior written notice of such proposed publication and a copy of such proposed publication. Licensor will use reasonable efforts to complete its review of such proposed publication promptly, and in any event will complete its review within thirty (30) days of receipt of the proposed publication. Licensor shall notify Licensee of any Licensor Confidential Information contained in such proposed publication and, in response to such notification, Licensee will promptly delete any Licensor Confidential Information from the proposed publication that Licensor has identified during such thirty (30) day review period. Licensor will have the right to delay submission of the proposed publication for up to an additional sixty (60) days if Licensor determines, in its sole discretion, that publication of the proposed publication would have negative effects on Licensor’s patent rights. In the event that Licensor decides to delay submission of the proposed publication, Licensor shall inform Licensee of such decision within the initial thirty (30) day review period, and the Parties shall reasonably cooperate in order to resolve any concerns with the proposed publication within such review period (as may be extended that it has already been submitted.

2.4.3.       U.S. Federal Funding.

Any and all licenses granted under patents supported by U.S. federal funding are subject to the rights, conditions, and limitations imposed by U.S. law (see 35 U.S.C. §202 et seq. and regulations pertaining thereto), including without limitation: (i) the royalty-free, non-exclusive license granted to the U.S. government; and (ii) the requirement that any products covered by an issued claim and sold in the U.S. will be substantially manufactured in the United States. Licensee agrees to inform Licensor of those Improvements that are developed, reduced to practice or invented by Licensee’s personnel and agents or the personnel or agents of Licensee’s Affiliates (or that are Controlled by Licensee or Licensee’s personnel or agents or the personnel or agents of Licensee’s Affiliates) during the Term of the Agreement and beyond with the support (either entirely or in part) of U.S. federal funding, and to provide all information and documentation to Licensor that Licensor may request to secure patent rights for those inventions, including, but not limited to, grant numbers, contract numbers, and names of granting and contracting institutions and organizations.

Section 3
Reservation of Rights

3.1.           No Grant of Other Technology or Patent Rights.

Each Party understands and acknowledges that the other Party owns its own Intellectual Property and all rights therein. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest or license, or be deemed to obtain any ownership interest or license, in or to any technology, know-how, patents, patent applications, products, or materials of the other Party, including, but not limited to, items Controlled or developed by the other Party, at any time pursuant to this Agreement. This Agreement does not create, and shall under no circumstances be construed or interpreted as creating, an obligation on the part of either Party to grant any license to the other Party other than as expressly set forth herein. Any further contract or license agreement between the Parties shall be in writing. No licenses are implied by Licensor to Licensee, except as specifically stated in this Agreement. Except as explicitly set forth in this Agreement, Licensor shall not be deemed by estoppel or implication to have granted Licensee any license or other right to any Intellectual Property of Licensor or its Affiliates.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

3.2.           Reserved Rights.

All rights and interests not expressly granted to Licensee under this Agreement are reserved by Licensor (the ‘‘Reserved Interests”) for itself, its licensors, and other licensees and sublicensees. It shall not be a breach of this Agreement for Licensor, acting directly or indirectly, to exploit its Reserved Interests in any manner anywhere in the Territory.

Section 4
Due Diligence

4.1.          Regulatory Approval.

Licensee will be solely responsible, at Licensee’s expense, for securing any federal, state, or local Regulatory Approval from Regulatory Authorities necessary for commercial sale of Licensed Products, and Licensee shall deliver regular reports to Licensor concerning such Regulatory Approvals in accordance with Section 5.3.2.

4.2.         Licensee Responsibilities.

4.2.1 Licensee shall be solely responsible, at its expense, for the commercialization of Licensed Products in the Field in the Territory. Licensee will use Commercially Reasonable Efforts to diligently proceed to develop and make commercially available at least one Licensed Product in the Field in the United States or a major market country in Europe or Asia (i.e., the United Kingdom, France, Germany, China, or Japan; each a “Major Market Country”).

4.2.2 Licensee shall provide Licensor semi-annual written updates on Licensee’s Licensed Product development and commercialization activities in the Field in the Territory, which updates shall be provided to Licensor and at least every six (6) months during the Term and upon Licensor’s reasonable request therefor, and Licensor shall have the right to reasonably request additional information regarding Licensee’s progress in this regard. Such updates will include the activities undertaken by or on behalf of Licensee since the last report was delivered; and the activities to be undertaken by or on behalf of Licensee during the next twelve (12)-month period and the expected timing of such activities (including the estimated dates of initiation and completion of such activities).

4.3.         Licensee‘s Failure to Develop and/or Commercialize Licensed Products.

4.3.1         In the event that Licensor notifies Licensee in writing that Licensor reasonably believes that, during any consecutive twelve (12)-month period during the Term, Licensee has failed to use its Commercially Reasonable Efforts to develop and/or make commercially available (as applicable) one or more Licensed Products in the Field in the United States or in a Major Market Country, then Licensee shall deliver to Licensor within sixty (60) days of receipt of such written notice copies of supporting documentation evidencing that Licensee has used Commercially Reasonable Efforts to develop such Licensed Product(s) and/or make such Licensed Product(s) commercially available in the Field in the United States or in a Major Market Country during such twelve (12)-month period. If Licensee fails to provide such supporting documentation within sixty (60) days after Licensor’s written request for it, or if. after examination of such supporting documentation provided by Licensee, Licensor continues to reasonably believe that Licensee has failed to use its Commercially Reasonable Efforts to develop such Licensed Product(s) and/or make such Licensed Product(s) commercially available in the Field in the United States or a Major Market Country, then the Parties shall revolve such dispute in accordance with Section 10.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

4.3.2        Licensee shall achieve the following milestones (“Milestones”): (a) within two (2) years after the Third Amendment Effective Date. Licensee shall submit an IND for a Licensed Product in the Field; and (b) within twenty four (24) months after submission of the IND, Licensee shall have dosed the first patient with a Licensed Product in a Phase I Clinical Trial in the United States or in a Major Market Country. It shall be deemed a material breach of this Agreement and Licensor may elect to terminate this Agreement in its entirety if any of the following occur: (y) Licensee has not submitted an IND for any Licensed Product in the Field on or before the date that is two (2) years after the Third Amendment Effective Date; or (z) Licensee has not dosed a patient with any Licensed Product in a Phase I Clinical Trial in the United States or in a Major Market Country on or before the date that is twenty four (24) months after submission of the IND.

Section 5
Consideration; Records & Reports

5.1.          Upfront Consideration.

In consideration for the rights granted by Licensor to Licensee under this Agreement, Licensee shall pay to Licensor a fee in the amount set forth in Section 5.1 of Exhibit A (“Upfront Fee”), and which First Installment has been fully paid as of the Third Amendment Effective Date.

5.2.         Continuing Payments.

5.2.1.  Milestone Payments.

For each Licensed Product, each time a Milestone set forth in Section 5.2.1 of Exhibit A is achieved by Licensee (or an Affiliate of Licensee) (and such Milestone is not otherwise achieved through a sublicense as provided in Section 2.2), Licensee shall pay to Licensor the corresponding milestone payment set forth in Section 5.2.1 of Exhibit A (each, a “Milestone Payment”), such Milestone Payment to be made within thirty (30) days of the achievement of the applicable Milestone. For the avoidance of doubt, with respect to a Licensed Product, in the event that Licensee (or, as applicable Licensee’s sublicensee) skips or avoids one or more Milestones (e.g., by obtaining approval for a Licensed Product in the United States before initiating a Phase IIb Clinical Trial or a Phase III Clinical Trial for such Licensed Product), then with respect to such Licensed Product. Licensee shall make the Milestone Payments associated with all such skipped or avoided Milestones upon the earlier of (a) achieving the next Milestone for such Licensed Product, or (b) the First Commercial Sale of such Licensed Product.

5.2.2.  Royalties on Net Sales.

Commencing upon the First Commercial Sale of a Licensed Product in any country in the Territory, on a calendar quarter basis, Licensee shall pay to Licensor a royalty equal to the percentage of Net Sales set forth in Section 5.2.2 of Exhibit A (“Royalty on Net Sales”). On a country-by-country basis, upon expiration of the last to expire of a Valid Claim in the subject country, Licensee shall have a nonexclusive license to Exploit the Licensed Know-How for the development and commercialization of Licensed Products in the applicable country in the Field, and the Royalty on Net Sales due thereafter under this Section 5.2.2 shall be reduced by fifty percent (50%) in the applicable country.

5.2.3   Royalties on Sublicense Fees.

Licensee shall, within thirty (30) days of receipt of any Sublicense Fees, pay to Licensor an amount equal to the percentage of said Sublicense Fees set forth in Section 5.2.3 of Exhibit A.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

5.2.4          No Multiple Royalties.

For the avoidance of doubt, no multiple Royalties on Net Sales will be required to be paid because a Licensed Product or its manufacture, use, sale or importation is covered by more than one (1) Valid Claim.

5.2.5          Combination Products.

A Licensed Product may be made, used, imported or sold in combination with or as part of Combination Products. Notwithstanding any other provision of this Agreement to the contrary, to calculate the value of Net Sales of Combination Products, the gross sales of such Combination Products will be multiplied by the fraction A/(A + B) where A is the fair market value of the Licensed Product when sold separately, and B is the fair market value of the Other Agent(s) when sold separately. Allowed deductions may then be subtracted from the proportion of gross sales attributable to the Licensed Product to compute Net Sales.

5.2.6          Royalty Stacking.

On a Licensed Product-by-Licensed Product and country-by-country basis, in the event that Licensee is legally required to pay royalties to a third party for licenses to intellectual property rights entered into by Licensee to avoid infringement of such rights by the Exploitation of a Licensed Product in a country, then Licensee may deduct an amount equal to fifty percent (50%) of any such third party royalties from any royalty amounts due to Licensor under Section 5.2.2 for Net Sales of such Licensed Product in such country, provided that notwithstanding anything set forth in this Agreement to the contrary, in no event shall the royalty payments under Section 5.2.2 otherwise due to Licensor for such Licensed Product in such country be less than fifty percent (50%) of the percentage set forth in Section 5.2.2 of Exhibit A (the “Royalty on Net Sales”).

5.3.        Records and Reports.

5.3.1.  Reports on Development Activities.

Licensee shall maintain materially complete, current and accurate records of material development and commercialization activities conducted by Licensee hereunder, and all data and other material information resulting from such activities. Such records shall fully reflect all material work done and results achieved in the performance of the development and commercialization activities in good scientific manner appropriate for regulatory and patent purposes. Licensee shall document all material studies and informal written study records according to Applicable Laws. Licensor shall have the right to review and copy such records maintained by Licensee at reasonable times and to obtain access to the originals to the extent reasonably necessary or useful for regulatory and patent purposes. Licensee shall provide Licensor with written reports detailing Licensee’s development and commercialization activities under this Agreement.

5.3.2.  Regulatory Reports.

Licensee shall keep Licensor informed of regulatory developments relating to any Licensed Products in the Field in the Territory through semi-annual written updates, which updates shall be provided to Licensor and at least every six (6) months during the Term and upon Licensor’s reasonable request therefor. Licensee shall provide Licensor with copies of all regulatory materials generated in support of developing and/or commercializing Licensed Products in the Field in the Territory, and Licensee hereby grants to Licensor a right of reference (as such term is defined 21 C.F.R. § 314.3(b)) to all such regulatory materials and data for the purpose of developing and/or commercializing products, including Licensed Products, outside the Field, during the Term and thereafter.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

5.3.3.  Regulatory Responsibilities.

Subject to the terms and conditions of this Agreement, Licensee shall be solely responsible for all regulatory matters for Licensed Products in the Field in the Territory, including preparing and filing any and all regulatory materials for each Licensed Product, at its sole expense.

5.3.4.  Notification of Threatened Action.

Each Party shall immediately notify the other Party of any information it receives regarding any threatened or pending action, inspection or communication by or from any third party, including without limitation a regulatory authority, which may materially affect the development, commercialization or regulatory status of a Licensed Product in the Field in the Territory. Upon receipt of such information, the Parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action.

5.3.5.  Remedial Actions.

Each Party will notify the other Party immediately, and promptly confirm such notice in writing, if it obtains information indicating that any Licensed Product may be subject to any recall, corrective action or other regulatory action with respect to a Licensed Product taken by virtue of Applicable Laws (a “Remedial Action”). The Parties will assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action.

5.3.6.  Pediatric Priority Review Vouchers.

If Licensee or an Affiliate of Licensee shall own or control a PRV that is granted based on approval of a Licensed Product, Licensee shall notify Licensor within thirty (30) days of the granting of such PRV, and within thirty (30) days of the sale of such PRV, Licensee shall pay Licensor the percentage set forth in Section 5.3.6 of Exhibit A of any proceeds received by Licensee or its Affiliate as consideration for such PRV.

5.3.7.  Royalty Reports and Payments.

Within thirty (30) days following the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of any Licensed Product is made anywhere in the Territory, Licensee shall provide Licensor with a report containing the following information for the applicable calendar quarter, on a Licensed Product basis: (i) the amount of Net Sales in the Territory; (ii) an itemized calculation of Net Sales in the Territory showing deductions provided for in the definition of “Net Sales”; (iii) a calculation of the royalty payment due on such Net Sales; and (iv) the exchange rate for such country. Concurrent with the delivery of the applicable quarterly report, Licensee shall pay in U.S. dollars all amounts due to Licensor pursuant to this Agreement with respect to Net Sales by Licensee and its Affiliates and sublicensees for such calendar quarter. All payments due to Licensor hereunder shall be made in U.S. dollars by wire transfer of immediately available funds into an account designated by Licensor.

5.4.        Audit and Inspection Rights.

Licensee and its Affiliates and sublicensees will maintain complete and accurate records in sufficient detail to permit Licensor to confirm the accuracy of the calculation of payments under this Agreement, including royalty payments and the achievement of Milestones. Upon reasonable prior notice, such records shall be available during regular business hours (without undue disruption of Licensee’s business) for a period of four (4) years from the end of the calendar year to which they pertain for examination by an independent accountant selected by Licensor and reasonably acceptable to Licensee, for the sole purpose of verifying the accuracy of the reports and payments furnished by Licensee pursuant to this Agreement. Any such auditor shall not disclose Licensee’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the reports furnished by Licensee or the amount of payments due by Licensee to Licensor under this Agreement. Any amounts shown to be owed but unpaid shall be paid within thirty (30) days from the accountant’s report, plus interest (as set forth above) from the original due date. Licensor shall bear the full cost of such audit unless such audit discloses an underpayment by Licensee of more than five percent (5%) of the amount due, in which case Licensee shall bear the full cost of such audit and shall promptly remit to Licensor the underpaid amounts.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

5.5.         Taxes.

Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the efforts of the Parties under this Agreement. The Parties agree to cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of payments made by a Party to the other Party under this Agreement. To the extent either Party is required to deduct and withhold taxes on any payment to the other Party, such Party shall pay the amounts of such taxes to the proper governmental authority in a timely manner and promptly transmit to the other Party an official tax certificate or other evidence of such withholding sufficient to enable the other Party to claim such payment of taxes. Each Party shall provide the other Party with any tax forms that may be reasonably necessary in order for the other Party to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

5.6.         Late Payment.

If Licensor does not receive payment of any sum due to it on or before the due date, (each, a “Late Payment”), Licensee shall pay to Licensor an amount equal to ten percent (10%) of such Late Payment (“Late Payment Penalty’’), and such Late Payment shall not be considered paid in full until Licensor has received from Licensee both the full amount of such Late Payment and the Late Payment Penalty. Simple interest shall accrue on the sum due to Licensor, including the Late Payment Penalty, until the date of payment at the per annum rate of two percent (2%) over the then-current prime rate reported in The Wall Street Journal or the maximum rate allowable by Applicable Laws, whichever is lower.

Section 6

Warranties

6.1          Representations, Warranties and Covenants of Licensor.

6.1.1   Licensor hereby represents and warrants to Licensee that, as of the Third Amendment Effective Date, it is the owner or licensee of the Licensed Patents and the Auxiliary Technology Patents, and it has the right, power and authority to grant the rights set forth in Section 2.1 of this Agreement.

6.1.2    Licensor hereby represents and warrants to Licensee that, as of the Third Amendment Effective Date, the execution and performance of Licensor’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Licensor to any third party, including, without limitation, any Affiliate of Licensor.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

6.1.3 Licensor hereby represents and warrants to Licensee that neither Licensor nor any of its Affiliates is a party to any litigation, arbitration, mediation or other similar legal proceeding.

6.2          Representations, Warranties and Covenants of Licensee.

6.2.1   Licensee hereby represents and warrants to Licensor that, as of the Third Amendment Effective Date, the execution and performance of Licensee’s obligations under this Agreement do not conflict with, cause a default under, or violate any existing contractual obligation that may be owed by Licensee to any third party, including, without limitation, any Affiliate of Licensee.

6.2.2    Licensee hereby represents and warrants to Licensor that neither Licensee nor any of its Affiliates is a party to any litigation, arbitration, mediation or other similar legal proceeding.

6.2.3    Licensee hereby represents, warrants and covenants to Licensor that Licensed Products will be manufactured and sold in compliance with all Applicable Laws, including, without limitation, in accordance with all applicable rules and regulations of the FDA or other Regulatory Authority.

6.3          Disclaimer.

Except as expressly provided in Section 6.1, nothing in this Agreement will be construed as:

6.3.1     a warranty or representation by Licensor as to the validity or scope of any of the Licensed Technology, Auxiliary Technologies or the Auxiliary Technology Patents;

6.3.2     a warranty or representation by Licensor that anything made, used, sold or otherwise disposed of under the licenses granted in this Agreement, or the practice of the Licensed Technology, Auxiliary Technologies or the Auxiliary Technology Patents, will or will not infringe patents of third parties; or

6.3.3     an obligation of Licensor to bring or prosecute actions or suits against third parties for infringement of Licensed Patents or Auxiliary Technology Patents or misappropriation of Licensed Know-How.

6.4           Express Disclaimer.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, LICENSOR IS PROVIDING THE LICENSED TECHNOLOGY, THE AUXILIARY TECHNOLOGIES, AND THE AUXILIARY TECHNOLOGY PATENTS “AS IS.” EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS, EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT AND ASSUMES ANY RESPONSIBILITIES WHATSOEVER WITH RESPECT TO USE, SALE, OR OTHER DISPOSITION OF PRODUCTS INCORPORATING OR MADE BY USE OF LICENSED PATENTS OR AUXILIARY TECHNOLOGY PATENTS UNDER THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY, OR ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AFFILIATES OR AGENTS, BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES OF ANY KIND, WHETHER GROUNDED IN TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, CONTRACT OR OTHERWISE.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Section 7

Term and Termination

7.1.          Term.

The term of this Agreement will begin on the Third Amendment Effective Date and will not terminate unless terminated under the provisions of this Section 7 (the “Term”).

7.2.          Termination by Licensor.

Licensor may, at its option, terminate this Agreement, upon written notice to Licensee of any of the following events or otherwise as provided in this Agreement:

7.2.1         subject to the provisions set forth in Section 10, any material breach of any of Licensee’s obligations under this Agreement, which Licensee fails to remedy within sixty (60) days after receipt of written notice by Licensor of such material breach and Licensor’s demand that it be cured;

7.2.2         subject to the provisions set forth in Section 10, the filing in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee or if Licensee is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within sixty (60) days after the filing thereof, or if Licensee will propose or be a party to any dissolution or liquidation, or if Licensee will make an assignment for the benefit of its creditors, or if at any time Licensee voluntarily enters into proceedings for winding up or dissolution of business; provided, however, if Licensee provides for the cure of all of its defaults under this Agreement (if any) and provides adequate assurance of its future performance of its obligations to Licensor’s reasonable satisfaction, then Licensor shall not have the right to terminate this Agreement pursuant to this Section 7.2.2;

7.2.3         subject to the provisions set forth in Section 4.3, Licensee’s failure to timely achieve the Milestones;

7.2.4         subject to the provisions set forth in Section 5, Licensee’s failure to timely make any payment required to be made to Licensor as set forth in Section 5 or Exhibit A, which Licensee fails to remedy within thirty (30) days after receipt of written notice by Licensor of such failure and Licensor’s demand that it be cured;

7.2.5         Licensee’s use, practice or Exploitation of the Licensed Technology. Auxiliary Technologies or the Auxiliary Technology Patents outside of the Field or for the development or Exploitation of products other than Licensed Products, which Licensee fails to remedy within thirty (30) days after receipt of written notice by Licensor and Licensor’s demand that it be cured;

7.2.6         any breach of Licensee’s obligations under Section 7.5 or Section 11.13, which Licensee fails to remedy within thirty (30) days after receipt of written notice by Licensor and Licensor’s demand that it be cured; or

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

7.2.7         Licensee’s failure to comply with the obligation to maintain in full force and effect the required insurance coverage in accordance with Section 9.3, which Licensee fails to remedy within thirty (30) days after receipt of written notice by Licensor of such material breach and Licensor’s demand that it be cured.

7.2.8         Nothing in the foregoing subsections of this Section 7.2 shall prohibit Licensor from pursuing any other remedies at law which it may have in connection with Licensee’s uncured material breach. For the avoidance of doubt. Licensor’s right to terminate under Section 7.2.3, 7.2.4, 7.2.5, 7.2.6, or 7.2.7 shall not be subject to the provisions set forth in Section 10, shall not expire, and any such termination shall take effect upon written notice to Licensee.

7.3.          Partial Termination by Licensor.

In the event the events or conditions set forth in Section 7.2 pertain only to a particular Licensed Product, Licensor may elect to terminate this Agreement in-part with respect to that Licensed Product, and upon such termination in-part the Agreement will otherwise remain in effect.

7.4.         Termination by Licensee.

Licensee may, at its option, terminate this Agreement in its entirety, upon written notice to Licensor of any of the following events or otherwise as provided in this Agreement:

7.4.1         at any time without cause, by giving at least one hundred and twenty (120) days prior written notice of such termination to Licensor; or

7.4.2         subject to the provisions set forth in Section 10, upon any material breach of Licensor’s express representations, warranties or covenants set forth in Section 6.1, which Licensor fails to remedy within sixty (60) days after receipt of written notice by Licensee of such material breach and Licensee’s demand that it be cured.

7.4.3         Nothing in the foregoing subsections of this Section 7.4 shall prohibit Licensee from pursuing any and all rights and remedies it may have under this Agreement or at law or in equity.

7.5.         Challenging Validity.

Except to the extent unenforceable under Applicable Law in the Territory, Licensor may terminate this Agreement by written notice to Licensee in the event of a breach of Section 11.13 by Licensee, its Affiliates or sublicensees or in the event that Licensee or any of its Affiliates challenges, in any formal proceeding, the validity, patentability, enforceability, scope, construction or inventorship of any of the Licensed Patents or Auxiliary Technology Patents or assists any third party in any such challenge. If a sublicensee of Licensee brings any such challenge or assists a third party in bringing any such challenge (except as required under a court order or subpoena), then Licensor may send a written demand to Licensee to terminate such sublicense. If Licensee fails to so terminate such sublicense within thirty (30) days after Licensor’s demand, Licensor may terminate this Agreement. In the event Licensor is not able to terminate this Agreement pursuant to this Section 7.5 under Applicable Law, then with respect to those countries in which this Agreement may not be terminated (i) Licensee shall pay the Royalty on Net Sales and Sublicense Fees to Licensor at the rate of twice (2X) the rate specified in Section 5.2.2 and Section 5.2.3, as applicable, in respect of Net Sales of all Licensed Products sold and all Sublicense Fees earned or received by Licensee during the pendency of such action and, should the outcome of such action determine that any claim of a Licensor Patent challenged by Licensee (including its Affiliates) is both valid and infringed by a Licensed Product, Licensee shall pay the Royalty on Net Sales and Sublicense Fees to Licensor at the rate of three times (3X) the rate specified in Section 5.2.2 and Section 5.2.3, as applicable, in respect of all Licensed Products thereafter sold. Licensee shall reimburse Licensor for its legal costs and expenses incurred in defending any such challenge, regardless of the outcome.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

7.6.        Effects of Termination; Termination of License.

Upon a termination of this Agreement for any reason, Licensee’s rights to the Licensed Technology, Auxiliary Technologies, and the Auxiliary Technology Patents, inclusive of the Licensed Products, which have been granted hereunder and all use thereof will terminate, any and all rights in the Licensed Technology, Auxiliary Technologies, and the Auxiliary Technology Patents, inclusive of the Licensed Products, will revert back to Licensor and Licensee will cease using the Cell Lines, and will cease selling, offering for sale, importing, exporting, developing and commercializing all Licensed Products. Upon Licensor’s request, in the event of a termination of this Agreement in its entirety. Licensee will destroy or return the Cell Lines and all copies, except for the copies to be retained by Licensee’s legal counsel, of any media or materials which have been provided by Licensor to Licensee and are the property of Licensor, including but not limited to all data, documentation, notes, plans, drawings, copies, samples and computer code. Upon termination of this Agreement other than termination by Licensor in accordance with Section 7.2, Licensee, Licensee’s Affiliates and Licensee’s sublicensees may complete and sell any work-in-progress and inventory of Licensed Products that exist as of the effective date of termination provided that (i) Licensee pays Licensor the applicable royalty on such Net Sales in accordance with the terms and conditions of this Agreement, and (ii) Licensee, Licensee’s Affiliates and Licensee’s sublicensees shall complete and sell all work-in-progress and inventory of Licensed Products within six (6) months after the effective date of termination.

7.7.         Effect on Sublicenses.

In the event that this Agreement is terminated by Licensor in accordance with Section 7.2, and if Licensee requests that a given sublicense(s) survive such termination, any such surviving sublicense(s) shall be considered a direct license from Licensor to such surviving sublicensee; provided that such sublicensee agrees in writing that (i) Licensor is entitled to enforce all relevant provisions directly against such sublicensee, and (ii) Licensor shall not assume, and shall not be responsible to such sublicensee for. any representations, warranties or obligations of Licensee to such sublicensee, other than to permit such sublicensee to exercise any rights to the Licensed Technology, Auxiliary Technologies, and the Auxiliary Technology Patents sublicensed to such sublicensee by Licensee.

7.8.         Right to Reference Regulatory Filings.

Upon termination of this Agreement pursuant to Sections 7.2, 7.3 or 7.4, Licensee will permit Licensor and its Affiliates, licensors, licensees and sublicensees to reference Regulatory Approvals obtained from, and filings made by Licensee with Regulatory Authorities with respect to the Licensed Products in the Field at no cost to Licensor. In addition, at Licensor’s reasonable request, Licensee will allow Licensor to review at Licensee’s offices all records required by Regulatory Authorities to be maintained with respect to the development, sale, storage, handling, shipping and use of the Licensed Products in the Field, and all reimbursement approval files pertaining to the Licensed Products in the Field.

7.9.        Accrued Obligations.

Expiration or termination of this Agreement will not release either Party from any obligation that matured prior to the effective date of such expiration or termination. Upon expiration or termination of this Agreement for any reason, any unpaid amounts payable to Licensor shall become immediately due, and payment thereof shall remain an ongoing obligation of Licensee until such amount is paid in full.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

7.10.       Survival.

Upon expiration or termination of this Agreement, Sections 2.3, 2.4, 5.4, 6.3, 6.4, 7.5-7.9, 8.6, and 9-11 will, with related definitions, survive and remain in full force and effect.

Section 8

Protection of Intellectual Property Rights

8.1.         Patent Prosecution.

During the Term, Licensor will be responsible for preparing, filing, prosecuting and maintaining all patent applications and patents included in the Licensed Patents and the Auxiliary Technology Patents in the Territory. For the sake of clarity, as used herein the term “prosecution” shall include interference, opposition, and derivation proceedings in connection with the Licensed Patents and the Auxiliary Technology Patents. Licensor shall select patent counsel to conduct such activities regarding the Licensed Patents and the Auxiliary Technology Patents. Licensor shall cause all patent applications and patents included in the Licensed Patents and the Auxiliary Technology Patents in the Territory to be diligently prosecuted, and in the event Licensor decides to irrevocably discontinue prosecution of any patent applications included in the Licensed Patents or the Auxiliary Technology Patents, or irrevocably allow any patents included in the Licensed Patents or the Auxiliary Technology Patents to lapse, Licensor shall provide Licensee notice therof in accordance with Section 8.2. All Patent Expenses will be borne by Licensee pro rata, whereby Licensee’s pro rata share of such Patent Expenses shall equal 1/n of such Patent Expenses, where “n” equals the total number of licenses of the Licensed Patents or Auxiliary Technology Patents at the time such Patent Expenses were incurred, as determined by Licensor in its sole discretion. Licensee has no obligation to pay any Patent Expenses that were incurred prior to the Effective Date.

8.2.         Licensee’s Right to Take Over Prosecution or Pay Fees.

In the event that Licensor decides to irrevocably discontinue prosecution of any patent applications included in the Licensed Patents or the Auxiliary Technology Patents without filing a continuing or divisional application, Licensor will notify Licensee thereof within such time as may be reasonably necessary for Licensee to continue such prosecution on Licensor’s behalf, and Licensee will have the right, but not the obligation, to so continue such prosecution at its own cost and expense. In the event that Licensor decides to allow any patents included in the Licensed Patents or the Auxiliary Technology Patents to lapse as a result of nonpayment of an annuity, maintenance fee, or equivalent, Licensor will notify Licensee thereof within such time as may be reasonably necessary for Licensee to make such payment on Licensor’s behalf, and Licensee will have the right, but not the obligation, to pay the annuity, maintenance fee, or equivalent at its own cost and expense.

8.3.         Enforcement of Licensed Patents.

8.3.1.       Notice.

If either Party becomes aware of any infringement in the Field, anywhere in the Territory, of any issued patent within the Licensed Patents or the Auxiliary Technology Patents, such Party will notify the other Party in writing within thirty (30) days to that effect.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

8.3.2.       Infringement of Licensed Patents or Auxiliary Technology Patents by Third Parties.

8.3.2.1 In the case of any infringement of any Licensed Patent or Auxiliary Technology Patent by any third party, Licensor will have the first right, but not the obligation, to cause such third party to cease infringement and to otherwise enforce such Licensed Patent or Auxiliary Technology Patent, or to defend the Licensed Patent or Auxiliary Technology Patent in any declaratory judgment action brought by third party(ies) which alleges the invalidity, unenforceability or non-infringement of the rights associated with the Licensed Patent or Auxiliary Technology Patent. All costs and expenses associated with defending the Licensed Patent or Auxiliary Technology Patent in any such declaratory judgment action will be borne by Licensor, provided, however, that, in the event such declaratory judgment action resulted from or occurred during discussions (regarding any subject matter whatsoever) between the third party and Licensee, then all costs and expenses associated with defending the Licensed Patent or Auxiliary Technology Patent in the declaratory judgment action will be borne by Licensee. Licensee will cooperate and provide reasonable assistance in any action described in this Section 8.3.2.1. Except for providing such cooperation and reasonable assistance, Licensee will have no obligation regarding the legal actions described herein; provided that if required to enable Licensor to initiate or continue such action, Licensee will join such action at Licensor’s request and expense. Any recovery or compensation resulting from such proceeding will first be used to reimburse Licensee for any unreimbursed expenses incurred in connection with providing assistance or joining the proceeding at Licensor’s request, and the remainder, if any. will belong entirely to Licensor.

8.3.2.2 If Licensor does not. within a reasonable period after becoming aware of a third party infringement of the Licensed Patents or Auxiliary Technology Patents in the Field, but in any event no less than ninety (90) calendar days from the date of receipt of written notice from Licensee, (i) initiate legal proceedings against such threatened or actual infringement, or defend legal proceedings brought by a third party, as provided in Section 8.3.2.1 above, or (ii) take other reasonable steps to cause such infringement to terminate (for example, by initiating licensing discussions), Licensee may deliver written notice to Licensor that it intends to take action to cause such infringement to terminate, and subject to Licensor’s prior written consent. Licensee may take such action as it deems reasonably necessary to enforce its rights in the Licensed Patents or Auxiliary Technology Patents in the Field, including, without limitation, to bring, at its own expense, an infringement action or file any other appropriate action or claim related to such infringement against any third party. Licensor will, at the reasonable request of Licensee, cooperate and provide reasonable assistance in any action taken by Licensee and described in this Section 8.3.2.2 and, if required to enable Licensee to initiate or continue such action, will join such action at Licensee’s reasonable request, all at Licensee’s cost and expense. Any recovery or compensation resulting from such proceeding undertaken by Licensee will first be used to reimburse Licensor for any unreimbursed expenses in connection with providing assistance at or joining the proceeding at Licensee’s request, then to reimburse Licensee for any expenses, and thereafter to reimburse Licensor for any other unreimbursed expenses incurred in connection with the proceeding (including attorneys’ fees, expert witness fees, court fees, and related charges), and the remainder, if any, will be shared equally by Licensor and Licensee.

8.4.       Infringement of Third-Party Rights.

Each Party will promptly notify the other Party in writing of any notice or claim of any allegation of infringement or commencement against it of any suit or action for infringement of a third-party patent based upon or arising from actions taken under the licenses granted in this Agreement (‘‘Third-Party Infringement Claim”). If such Third-Party Infringement Claim is alleged or commenced against Licensee, Licensee will have the sole right to defend and settle such Third-Party Infringement Claim, and Licensee will not be obligated to enter into negotiations with such third party to obtain rights for either Licensee or Licensor under the third-party patent. If such Third-Party Infringement Claim is alleged or commenced against Licensor, Licensee will have the first right, but not the obligation, to defend and settle such Third-Party Infringement Claim, provided, however, that Licensee will not be obligated to enter into negotiations with such third party to obtain rights for Licensor under the third-party patent. With respect to any such defense by Licensee of a Third-Party Infringement Claim alleged or commenced against Licensor, Licensee will not make any settlements of such Third-Party Infringement Claim that would materially adversely affect Licensor’s rights or interests in the Licensed Technology, Auxiliary Technologies or the Auxiliary Technology Patents without first obtaining Licensor’s prior written consent. If Licensee opts not to defend or settle such Third-Party Infringement Claim alleged or commenced against Licensor, Licensee will notify Licensor of such decision and, at Licensor’s expense, Licensor will have the right to undertake the defense or settlement of such Third-Party Infringement Claim.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

8.5.        Patent Marking.

Licensee will mark Licensed Products sold or distributed by Licensee (and will require that Licensee’s Affiliates and sublicensees mark Licensed Products sold or distributed by Licensee’s sublicensees) in a given country in the Territory with a notice that will recite that such Licensed Products are made under one or more of the Licensed Patents or Auxiliary Technology Patents, in the manner and with such prominence as is legally required or, if there is no legal requirement, as is customary for such proprietary notices in such country.

8.6.        Confidential Information.

Each Party shall maintain the Confidential Information of the other Party in strict confidence, and will not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, or with the express written consent of the Party who provided such Confidential Information. Each Party will maintain the confidentiality of the other Party’s confidential information using methods and practices that are substantially similar to those that the receiving Party uses to maintain the confidentiality of its own confidential information, but in no event less than a reasonable degree of care. Except as may be authorized in advance in writing by the disclosing Party, the receiving Party’ will only grant access to the Confidential Information to its employees and agents as necessary to carry out activities under this Agreement and such employees and agents will have entered into non-disclosure agreements consistent with the terms of this Section 8.6. The obligations of confidentiality described above will not pertain to that part of any Confidential Information to the extent that it is supported by competent written proof that:

8.6.1.     such information was lawfully in the receiving Party’s possession or control prior to the time it received the information from the disclosing Party;

8.6.2.     such information was developed by the receiving Party independently of and without reference to the Confidential Information of the disclosing Party;

8.6.3.     such information was, at the time it was disclosed to or obtained by the receiving Party, or thereafter became, available to the public through no act or omission of the Party holding such information; or

8.6.4.     such information was lawfully obtained by the receiving Party from a third party that has the right to disclose such information free of any obligations of confidentiality.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

8.6.5.     In addition, a receiving Party may disclose such Confidential Information to the limited extent required to do so by Applicable Law or a proper legal, governmental or other competent authority, or by the rules of any securities exchange on which any security issued by either Party is traded, or included in any filing or action taken by the receiving Party to obtain or maintain government clearance or approval to market a subject Licensed Product. Except where impracticable, such required Party shall give the other Party reasonable advance notice of such disclosure requirement and shall afford the other Party a reasonable opportunity to oppose, limit or secure confidential treatment for such required disclosure, or, where it is impracticable to give an advance notice, such required Party shall give the other Party reasonable notice promptly after such required disclosure. In the event of any such required disclosure, the required Party shall disclose only that portion of the Confidential Information legally required to be disclosed.

8.6.6      In addition, either Party may disclose this Agreement and the terms hereof (including providing a copy hereof, redacted as appropriate) to any bona fide potential permitted sublicensee or successor to said Party’s interest under this Agreement, to a bona fide potential lender from which said Party is considering borrowing money, to a bona fide potential collaborator in connection with development or commercialization of Licensed Products, or to any bona fide financial investor from which said Party may take money; provided, however, in any such case said Party shall first obtain a written obligation of confidentiality no less stringent than that imposed in this Section 8.6 from the bona fide potential permitted sublicensee or successor, bona fide potential lender, bona fide potential collaborator or bona fide financial investor.

8.7.       Use of Names.

Neither Party may identify the other Party in any promotional advertising or other promotional materials to be disseminated to the public or any portion thereof, or use the name of any staff member or employee of the other Party or any trademark, service mark, trade name, symbol or logo that is associated with the other Party, without the other Party’s prior written consent. Notwithstanding the foregoing, and for the avoidance of doubt, without the consent of the other Party either Party may comply with disclosure requirements of all Applicable Laws relating to its business, including, without limitation. United States and state securities laws. Each Party may include the other Party’s name, logo, and a brief description of such other Party on said Party’s website.

8.8.       Press Releases.

The Parties shall mutually agree upon the timing and content of any press releases or other public announcement relating to this Agreement and the transactions contemplated herein; provided, however, that subject to Section 2.4.2, the foregoing shall not apply to publication of scientific findings in the form of Licensed Products or in connection with the Exploitation of Licensed Products.

Section 9

Indemnification; Insurance

9.1.       Indemnification by Licensee.

Licensee will indemnify, defend and hold harmless Licensor, its Affiliates and their respective directors, officers, employees, consultants, licensors and agents, and their respective successors, heirs, and assigns (each a “Licensor Indemnitee”), against all third party suits, actions, claims, proceedings, liabilities, demands, damages, losses, or expenses (including legal expenses, investigative expenses, and attorneys’ fees), including claims resulting from or connected to the death of or injury to any person or persons, or any damage to property, resulting from, arising out of, or otherwise attributable to Licensee’s or, as applicable Licensee’s Affiliate’s or sublicensee’s: (a) negligence or misconduct, (b) failure to comply with Applicable Laws or the terms of this Agreement, including any breach of Licensee’s express representations and warranties set forth in this Agreement, (c) Exploitation of Licensed Products or the exercise of the licenses granted under this Agreement, including the production, manufacture, sale, use, lease, consumption, administration, shipping, storage, transfer, advertisement, analysis, measurement, description, or characterization of the Licensed Technology, Auxiliary Technologies, Auxiliary Technology Patents, Improvements, Improvement Patents, Cell Lines or Licensed Products, or any activity arising from or in connection with any right or obligation of Licensee hereunder, except in each case to the extent resulting from, arising out of, or otherwise attributable to Licensor’s breach of any express representation, warranty or covenant set forth in Section 6.1. The Licensor will promptly give notice to Licensee of any suits, actions, claims, proceedings, liabilities, demands, damages, losses, or expenses which might be covered by this Section 9.1 and Licensee will have the right to defend the same, including selection of counsel and control of the proceedings; provided that Licensee will not, without the written consent of Licensor, settle or consent to the entry of any judgment with respect to any such third party claim (x) that does not release the Licensor Indemnitee(s) from all liability with respect to such third party claim or (y) which may materially adversely affect Licensor or the Licensor Indemnitee or under which Licensor or the Licensor Indemnitee would incur any obligation or liability, other than one as to which Licensee has an indemnity obligation hereunder. Licensor agrees to fully cooperate and aid such defense. Licensor at all times reserves the right to select and retain counsel of its own at its own expense to defend Licensor’s interests.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

9.2.        Indemnification by Licensor.

Licensor will indemnify, defend and hold harmless Licensee, its Affiliates and their respective directors, officers, employees, consultants, licensors and agents, and their respective successors, heirs, and assigns (each a ‘‘Licensee Indemnitee”), against all third party suits, actions, claims, proceedings, liabilities, demands, damages, losses, or expenses (including legal expenses, investigative expenses, and attorneys’ fees), including claims resulting from or connected to the death of or injury to any person or persons, or any damage to property, resulting from, arising out of, or otherwise attributable to Licensor’s breach of Licensor’s express representations and warranties set forth in Section 6.1 of this Agreement, except to the extent resulting from, arising out of, or otherwise attributable to Licensee’s breach of any express representation, warranty or covenant set forth in Section 6.2. Licensee will promptly give notice to Licensor of any suits, actions, claims, proceedings, liabilities, demands, damages, losses, or expenses which might be covered by this Section 9.2 and Licensor will have the right to defend the same, including selection of counsel and control of the proceedings; provided that Licensor will not, without the written consent of Licensee, settle or consent to the entry of any judgment with respect to any such third party claim (x) that does not release the Licensee Indemnitee(s) from all liability with respect to such third party claim or (y) which may materially adversely affect Licensee or the Licensee Indemnitee or under which Licensee or the Licensee Indemnitee would incur any obligation or liability, other than one as to which Licensor has an indemnity obligation hereunder. Licensee agrees to fully cooperate and aid such defense. Licensee at all times reserves the right to select and retain counsel of its own at its own expense to defend Licensee’s interests.

9.3.        Insurance.

Licensee shall maintain in full force and effect during the Term and for a period of three (3) years after expiration or termination of this Agreement, worker’s compensation, general liability and professional liability, clinical trial liability, and product liability insurance coverage, all in such amounts and with such scope of coverages as are reasonably sufficient to cover Licensee’s obligations under this Agreement (including Licensee’s indemnity obligations set forth in Section 9.1) and as are customary in the life sciences and pharmaceutical industries. Upon written request. Licensee shall provide evidence of such insurance to Licensor. Licensor shall be named as an additional insured with respect to such insurance policies, and Licensee shall ensure that Licensor will receive no less than fourteen (14) days’ prior notice of any cancellation, non-renewal or material change in such insurance coverage.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Section 10

Alternative Dispute Resolution

10.1.      Negotiation.

In the event of any dispute or disagreement between the Parties as to the interpretation of any provision of this Agreement or any other related document (or the performance of any obligations hereunder or thereunder), the matter, upon written request of either Party, shall be referred to representatives of the Parties for decision, each Party being represented by an Executive Officer (the “Representatives”). The Representatives shall promptly meet in a good faith effort to resolve the dispute. If the Representatives do not mutually agree upon a decision within thirty (30) calendar days after reference of the matter to them, each of the Parties shall be free to exercise the remedies available to it under Section 10.2. Each Party may extend the period of time for negotiation among the Representatives for an additional period of fourteen (14) calendar days on one (1) occasion per dispute.

10.2.      Submission to Arbitration.

If the Parties are unable to resolve such dispute pursuant to Section 10.1, the dispute shall be submitted to binding arbitration (without any recourse to the federal or state courts except to enforce any arbitral award or. within forty five (45) days of an Arbitrator’s rendering of a final decision, to appeal such final decision based solely on a claim that the Arbitrator engaged in gross misconduct or made a material error or miscalculation in his or her decision) in accordance with the rules of JAMS/End Dispute (“JAMS”) then in force (except as expressly modified below), and the arbitration hearings shall be held before a single arbitrator (“Arbitrator”) in Boston, Massachusetts. The Parties agree to appoint an Arbitrator who is knowledgeable in the biotechnology and/or life sciences industries. If the Parties cannot agree upon an Arbitrator within ten (10) days after a demand for arbitration has been filed with the JAMS by either of them, either or both Parties may request the JAMS to name a panel of five (5) candidates to serve as Arbitrator. The Parties shall each, in successive rounds (with the Party demanding the arbitration having the first chance to strike a name), strike one name off this list until only one name remains, and such last- named person shall be the Arbitrator.

10.3.      Conduct of Arbitration.

The Arbitrator shall be required to (a) follow the substantive rules of Massachusetts State or Federal law, as applicable, (b) require all testimony to be transcribed, and (c) accompany his or her award with findings of fact and a statement of reasons for the decision. The Arbitrator shall have the authority to permit discovery for no more than thirty (30) days, to the extent deemed appropriate by the Arbitrator, upon reasonable request of a Party. The Arbitrator shall have no power or authority to (i) add to or detract from the written agreement of the Parties set forth herein, (ii) modify or disregard any provision of this Agreement or any of the other related documents, or (iii) address or resolve any issue not submitted by the Parties. The Arbitrator shall hold proceedings during a period of no longer than thirty (30) calendar days promptly following conclusion of discovery, and the Arbitrator shall render a final decision within thirty (30) days following conclusion of the hearings. The Arbitrator shall have the power to grant injunctive relief (without the necessity of a Party posting a bond) in the event a Party has violated the confidentiality provisions set forth in this Agreement, but shall have no power to award punitive and/or exemplary damages in the event of a breach. In the event of any conflict between the commercial arbitration rules then in effect and the provisions of this Agreement, the provisions of this Agreement shall prevail and be controlling.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

10.4.      Interim Relief.

Either Party may, without waiving any remedy under this Agreement, apply to the Arbitrator for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights regarding the Intellectual Property of that Party pending the arbitration award. The Arbitrator shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.

10.5.      Cost of Arbitration.

Each Party shall share in the actual and direct costs of the engagement of the Arbitrator, but the prevailing Party in the arbitration shall be reimbursed by the non-prevailing Party for the prevailing Party’s fees and costs of arbitration (e.g., the costs, fees and expenses of outside experts and counsel retained by the prevailing Party). If one Party is not deemed by the Arbitrator to be the primary prevailing Party, then each Party will pay its own costs, fees and expenses (including attorneys’ fees) and an equal share of the Arbitrator’s fees and any administrative fees of arbitration.

10.6.      Excluded Claims.

Unless otherwise mutually agreed upon by the Parties in writing, any Excluded Claims shall be brought in the federal court for the District Court of Massachusetts, if federal jurisdiction is available, or, alternatively, in the state courts in Suffolk County, Massachusetts. Each of the Parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation; provided, however, that a final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each Party irrevocably and unconditionally agrees not to assert (a) any objection which it may ever have to the laying of venue of any such litigation in such courts, (b) any claim that any such litigation brought in any such court has been brought in an inconvenient forum, and (c) any claim that such court does not have jurisdiction with respect to such litigation. As used in this Section 10.6. the term “Excluded Claim” means a dispute, controversy or claim that concerns: (x) the scope, construction, validity or infringement of a patent, trademark or copyright: (y) any antitrust, antimonopoly or competition law or regulation, whether or not statutory’: or (z) the Licensee’s or, as applicable Licensee’s Affiliates or sublicensee(s), Exploitation of Licensed Products or use of the Licensed Technology. Auxiliary Technologies, or the Auxiliary Technology Patents outside of the Field.

10.7.      Injunctive Relief; Specific Performance.

Notwithstanding anything to the contrary herein, nothing in this Section 10 shall preclude a Party from seeking injunctive relief or specific performance in a court of competent jurisdiction.

10.8.      Confidentiality.

Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an Arbitrator may disclose the existence, content, or results of the arbitration without the prior written consent of both Parties, except to its directors and officers. In no event shall arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable Massachusetts statute of limitations.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Section 11

Miscellaneous

11.1.      Compliance with Law.

In connection with its Exploitation of Licensed Products, Licensee agrees to comply with all Applicable Laws. Without limiting the foregoing, by entering into this Agreement, the Parties specifically intend to comply with all Applicable Laws pertaining to Licensed Products, including (i) the federal anti-kickback statute (42 U.S.C. §1320a-7b) and the related safe harbor regulations; and (ii) the Limitation on Certain Physician Referrals, also referred to as the “Stark Law’’ (42 U.S.C. §1395nn). Accordingly, no part of any consideration paid hereunder is a prohibited payment for the recommending or arranging for the referral of business or the ordering of items or services; nor are the payments intended to induce illegal referrals of business.

11.2.      Assignment.

This Agreement will be binding upon and will inure to the benefit of each Party and each Party’s respective transferees, successors and assigns, pursuant to the provisions set forth below. Licensee may not transfer or assign this Agreement without the prior written consent of Licensor, except as provided in this Section 11.2. In the event that a third party (the “Acquiring Party”) acquires all or substantially all of Licensee’s business, capital stock or assets, whether by sale, merger, change of control, operation of law or otherwise (an “Acquisition”), the rights granted to Licensee under this Agreement pertaining to any and all Licensed Products shall inure to the benefit of the Acquiring Party. For the avoidance of doubt, in the event of an Acquisition, the Acquiring Party will be responsible for all payments and other obligations set forth in this Agreement, including, but not limited to, all payments set forth herein, and any obligations that matured prior to the Acquisition date. Upon an Acquisition, any unpaid portion of any deferred payments payable to Licensor hereunder shall become immediately due, and payment thereof shall remain an ongoing obligation of the Acquiring Party until such amount is paid in full. Any attempted assignment in contravention of this Section 11.2 will be null and void.

11.3.      Entire Agreement.

This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter thereof, amends and restates the Prior Agreement in its entirety, and supersedes all previous negotiations, commitments, and writings with respect to such subject matter. Without limiting the foregoing, any terms or provisions of the Prior Agreement not included in this Agreement are terminated as of the Third Amendment Effective Date. Notwithstanding the foregoing, and for the avoidance of doubt, any and all rights granted to Licensee under the Original Agreement, the First Amended and Restated Agreement, or the Prior Agreement, and not granted in this Agreement, are terminated as to Licensee and its sublicensees (if any), and shall revert back to Licensor as of the Third Amendment Effective Date, and Licensee hereby releases Licensor and Licensor’s other licensees from any and all claims with respect to such rights under the Original Agreement, the First Amended and Restated Agreement, or the Prior Agreement. Neither Party shall be obligated by any undertaking or representation regarding that subject matter other than those expressly stated herein or as may be subsequently agreed to by the Parties hereto in writing. In the event of any conflict or inconsistency between any provision of any Exhibit hereto and any provision of this Agreement, the provisions of this Agreement shall prevail.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

11.4.        Amendment.

No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

11.5.        Notices.

Any notice required to be given pursuant to the provisions of this Agreement will be in writing and will be deemed to have been given at the time when actually received as a consequence of any effective method of delivery, including but not limited to hand delivery, transmission by telecopier, facsimile or electronic transmission, including PDF (portable document format), delivery by a professional courier service or delivery by first class, certified or registered mail (postage prepaid) addressed to the Party for whom intended at the address below, or at such changed address as the Party will have specified by written notice in accordance with this Section 11.5; provided, however, that any notice of change of address will be effective only upon actual receipt.

If to Licensor:

Factor Bioscience Limited

c/o Factor Bioscience Inc.

Attn: Matt Angel, Ph.D., CEO

1035 Cambridge Street, Suite 17B

Cambridge, MA 02141

matt.angel@factorbio.com

If to Licensee:

Novellus Therapeutics Limited

c/o Novellus, Inc.

Attn: Christopher Rohde, Ph.D., President

1035 Cambridge Street, Suite 17B

Cambridge, MA 02141

chris.rohde@novellustx.com

11.6.        Governing Law.

11.6.1.    The substantive law governing this Agreement (which shall be applied in the arbitration) shall be, with respect to disputes involving general contract or trade secret matters, the internal laws of the Commonwealth of Massachusetts, and with respect to matters involving patents, the United States Patent Act, as to copyright matters, the United States Copyright Act, and as to trademark matters, the United States Trademark Act, each as amended from time to time. Any award rendered by the Arbitrator shall be final, conclusive and binding upon the Parties to this Agreement, and judgment thereon may be entered and enforced in any state or federal court of competent jurisdiction.

11.6.2.    If any provisions of this Agreement are or will come into conflict with the laws or regulations of any jurisdiction or any governmental entity having jurisdiction over the Parties or this Agreement, those provisions will be deemed automatically deleted, if such deletion is allowed by relevant law, and the remaining terms and conditions of this Agreement will remain in full force and effect. If such a deletion is not so allowed or if such a deletion leaves terms thereby made clearly illogical or inappropriate in effect, the Parties agree to substitute new terms as similar in effect to the present terms of this Agreement as may be allowed under Applicable Law.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

11.7.        Descriptive Headings.

This Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. Licensee hereby acknowledges that Licensor owns and/or has in-licensed the Licensed Technology, Auxiliary Technologies, and the Auxiliary Technology Patents, and the use of the term “license” hereunder with reference to the rights granted to Licensee is understood by the Parties to mean either a direct license of Licensor’s ownership interest in the subject Licensed Technology, Auxiliary Technology, or Auxiliary Technology Patent or a sublicense of Licensor’s in-licensed interest in the subject Licensed Technology, Auxiliary Technology or Auxiliary Technology Patent, as applicable. The headings of each Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Section. Except where the context otherwise requires, the use of any gender shall be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The term “including” as used herein means including, without limiting the generality of any description preceding such term.

11.8.        Independent Contractors.

Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties hereto or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever. Notwithstanding anything contained herein to the contrary, and for the avoidance of doubt, Licensor shall not be deemed an Affiliate of Licensee, and Licensee shall not be deemed an Affiliate of Licensor.

11.9.        Severability.

The illegality or partial illegality of any provision of this Agreement will not affect the validity of the remainder of the Agreement, or any provision thereof, and the illegality or partial illegality of any provision of this Agreement will not affect the validity of the Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes the Agreement to no longer contain all of the material provisions reasonably expected by the Parties to be contained therein. Moreover, in the event that a court of competent jurisdiction determines that any provision of this Agreement is illegal or partially illegal, then it is the intention of the Parties that such provision be modified to the minimum extent deemed necessary by such court to make such provision enforceable and to give effect to the original intention of the Parties.

11.10.        Waiver of Compliance.

The failure of either Party to comply with any obligation, covenant, agreement or condition under this Agreement may be waived by the Party entitled to the benefit thereof only by a written instrument signed by the Party on granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to. any subsequent or other failure. The failure of any Party to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of the Agreement or any part thereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of such provisions will be held to be waiver of any other or subsequent breach.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

11.11.        Counterparts.

This Agreement may be executed by original or facsimile signature in any number of counterparts, each of which need not contain the signature of more than one Party but all such counterparts taken together will constitute one and the same agreement.

11.12.        Authority.

The persons signing on behalf of Licensor and Licensee hereby warrant and represent that they have authority to execute this Agreement on behalf of the Party for whom they have signed.

11.13.        Non-Disparagement.

Licensee on behalf of itself, its Affiliates and sublicensees hereby covenants and agrees that it shall not make, write or publish any statement, assertion or claim that disclaims, disparages, denies, questions or otherwise challenges or casts doubt upon the validity, enforceability, scope, construction or inventorship of any patent Controlled by Licensor (including, but not limited to, any pending or issued claim(s) within the Licensed Patents or the Auxiliary Technology Patents). The provisions set forth in this Section 11.13 shall take effect on the Effective Date, shall not require any further consideration or performance of Licensor, shall remain in effect regardless of any event that may occur hereunder or otherwise, including any breach of this Agreement by either Party, shall survive the termination or expiration of this Agreement, and, upon the termination or expiration of this Agreement, shall, with related definitions, remain in full force and effect for five (5) years. If any part of this Section 11.13 shall be deemed illegal or unenforceable by a court of competent jurisdiction, that part shall be deemed automatically deleted, such deletion being made as narrowly as possible (and, if possible, only in said jurisdiction) to maintain, as much as possible, the intent of this Section 11.13, and the remainder of this Section 11.13 shall, with related definitions, remain in full force and effect.

11.14.       Non-Solicitation.

During the Term, neither Party shall, without the prior written consent of the other Party, directly or indirectly solicit for employment any employee of the other Party or any of its Affiliates or subsidiaries, or any person who has terminated his or her employment with the other Party or any of its Affiliates or subsidiaries within the previous twelve (12)-month period prior to any purported solicitation; provided, however, the foregoing will not prevent a Party from employing any such person who contacts such Party on his or her own initiative without any direct or indirect solicitation by or encouragement from the soliciting or hiring person. General advertising which is not directed at any specific employee of a Party will not be deemed solicitation, and hiring of employees of such Party which are solicited in this manner will not be a breach of this provision.

11.15       Force Majeure.

Neither Party hereto shall be liable for failures and delays in performance due to strikes, lockouts, fires, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, acts of terrorism, endemic, pandemic, and the results related to such acts, compliance with the law s of various states/countries, or with the orders of any governmental authorities, delays in transit or delivery on the part of transportation companies, failures of communication facilities, or any failure of sources of material.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

11.16        No Preferential Treatment, Fraudulent Conveyance, Insolvency.

11.16.1 The Parties have not entered into this Agreement to provide any preferential treatment under section 547 of title 11 of the United States Code, as amended (the “Bankruptcy Code”) or any other applicable insolvency law.

11.16.2 Neither the execution or delivery of this Agreement or the consummation of the transactions hereunder were entered into with the intent by the Parties to effectuate a transaction that may be avoided under section 548(a) of the Bankruptcy Code, the Uniform Fraudulent Transfer Act (the “UFTA”), or any other applicable insolvency law. The Parties received reasonably equivalent value in exchange for the obligations provided hereunder. The transactions contemplated hereunder are not subject to avoidance under section 548(a) of the Bankruptcy Code, the UFTA, or any applicable insolvency law.

11.16.3 As of the Third Amendment Effective Date, Licensor does not intend to file for protection or seek relief under title 11 of the Bankruptcy Code or any similar federal or state law providing for the relief of debtors. The Licensor is not now insolvent (as such term is defined in the Bankruptcy Code or any other applicable law relating to insolvency).

11.16.4 Notwithstanding any other provision of this Agreement to the contrary, in the event that Licensor becomes a debtor under the Bankruptcy Code and rejects this Agreement pursuant to section 365 of the Bankruptcy Code (a “Bankruptcy Rejection”): (a) any and all of the licensee and sublicensee rights of Licensee arising under or otherwise set forth in this Agreement, shall be deemed fully retained by and vested in Licensee as protected intellectual property rights under section 365(n)(l)(B) of the Bankruptcy Code and further shall be deemed to exist immediately before the commencement of the bankruptcy case in which Licensor is the debtor; (b) Licensee shall have all of the rights afforded to non-debtor licensees and sublicensees under section 365(n) of the Bankruptcy Code and all other applicable laws; and (c) to the extent any rights of Licensee under this Agreement that arise after the termination or expiration of this Agreement are determined by a bankruptcy court to not be “intellectual property rights” for purposes of section 365(n), all of such rights shall remain vested in and fully retained by Licensee after any Bankruptcy Rejection as though this Agreement were terminated or expired. Licensee shall under no circumstances be required to terminate this Agreement after a Bankruptcy Rejection in order to enjoy or acquire any of its rights under this Agreement, but retains the right to do so in accordance herewith.

Remainder of page intentionally left blank.

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

IN WITNESS WHEREOF, the Parties hereto have duly executed this Third Amended and Restated Exclusive License Agreement as of the Third Amendment Effective Date.

Factor Bioscience Limited

By:
	Name:	Matt Angel
	Title:	President and Chief Executive Officer

Novellus Therapeutics Limited

By:
	Name:	Christopher Rohde
	Title:	President

License Agreement,

Factor Bioscience Limited. Novellus Therapeutics Limited

Exhibit A

Financial Terms

Sec. 5.1	Licensee shall pay to Licensor the Upfront Fee of $2,749,700, which Upfront Fee has been fully paid as of the Third Amendment Effective Date.

Sec. 5.2.1	For each Licensed Product, each time a Milestone set forth below is achieved by Licensee (or an Affiliate of Licensee) (and such Milestone is not otherwise achieved through a sublicense as provided in Section 2.2), Licensee shall pay to Licensor the corresponding Milestone Payment set forth below:

Milestone	Milestone Payment
Development Milestones
IND Filing with a Regulatory Authority	$2,000,000
First Patient Enrolled in a Phase I Clinical Trial	$1,500,000
First Patient Enrolled in a Phase IIb Clinical Trial or Phase III Clinical Trial	$2,500,000
Application for Regulatory Approval filed with a Regulatory Authority	$5,000,000
Regulatory Approval of Licensed Product by Regulatory Authority by FDA	$20,000,000
Regulatory Approval of Licensed Product by EMA	$10,000,000
Regulatory Approval of Licensed Product in Japan	$10,000,000

Sec. 5.2.2	Commencing upon the First Commercial Sale of a Licensed Product by Licensee or, as applicable Licensee’s sublicensee(s), in any country in the Territory, on a calendar quarter basis, Licensee shall pay to Licensor a Royalty on Net Sales equal to five percent (5.0%) of Net Sales of such Licensed Product.

Sec. 5.2.3	Licensee shall, within thirty (30) days of receipt of any Sublicense Fees, pay to Licensor twenty percent (20%) of said Sublicense Fees.

Sec. 5.3.6	Licensee shall, within thirty (30) days of receipt of any proceeds from the sale of a PRV, pay to Licensor twenty percent (20%) of said proceeds.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Exhibit 1.5

Auxiliary Technologies

1.	“mRNA Vectorization of Gene-Editing Proteins” means the methods and compositions disclosed in U.S. Patent 10,662,410.

2.	“Chromatin Context-Sensitive Gene-Editing Endonuclease” means the methods and compositions disclosed in U.S. Patent 9,447,395.

3.	“Combined mRNA Gene-Editing & Cell Reprogramming” means the methods and compositions disclosed in U.S. Patent 10,472,611.

4.	“Gene Editing Checkpoint Molecule Genes for the Treatment of Cancer” means the methods and compositions disclosed in U.S. Patent 10,137,206.

5.	“ToRNAdo Nucleic-Acid Delivery System” means the methods and compositions disclosed in U.S. Patent 10,501,404.

6.	“Insertion of Sequences into Safe-Harbor Loci” means the methods and compositions disclosed in U.S. Patent 10,724,053.

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Exhibit 1.6

Auxiliary Technology Patents

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-001AU	Australia	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2012347919 Dec-05-2012	2012347919 Jun-13-2013	2012347919 May-18-2017	PATENTED
FAB-001AUD1	Australia	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2016277545 Dec-05-2012	N/A	2016277545 Sep-28-2017	PATENTED
FAB-001AUD3	Australia	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2019203662 May-24-2019	N/A	2019203662 May-14-2020	PATENTED
FAB-001AUD4	Australia	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2020202780 Apr-27-2020	N/A	N/A	Pending
FAB-001BR	Brazil	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	11201401366 45 Dec-05-2012	N/A	N/A	Pending
FAB-001CA	Canada	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2,858,148 Dec-05-2012	N/A	N/A	Pending
FAB-001CN	China	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	20128006822 3.0 Dec-05-2012	104080482	ZL201280068 223.0 Nov-25-2015	PATENTED
FAB-001CND1	China	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	20151085201 9.3 Dec-05-2012	105316278 Feb-10-2016	ZL201510852 019.3 May-29-2017	PATENTED
FAB-001CND2	China	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	20151085368 9.7 Dec-05-2012	105368854 Mar-02-2016	ZL201510853 689.7 Aug-13-2019	PATENTED
FAB-001CND3	China	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	20151085369 0.X Dec-05-2012	105420232 Mar-23-2016	ZL201510853 690.x Apr-17-2020	PATENTED

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-001CND4	China	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	N/A Jul-02-2020	N/A	N/A	Pending
FAB-001EP	Europe	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	12813595.1 Dec-05-2012	2788033 Oct-15-2014	2788033 May-31-2017	PATENTED
FAB-001CH	Switzerland	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	12813595.1 Dec-05-2012	2788033 Oct-15-2014	2788033 May-31-2017	PATENTED
FAB-001DE	Germany	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	12813595.1 Dec-05-2012	2788033 Oct-15-2014	602012033063.5 May-31-2017	PATENTED
FAB-001FR	France	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	12813595.1 Dec-05-2012	2788033 Oct-15-2014	2788033 May-31-2017	PATENTED
FAB-001GB	Great Britain	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	12813595.1 Dec-05-2012	2788033 Oct-15-2014	2788033 May-31-2017	PATENTED
FAB- 001IE	Ireland	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	12813595.1 Dec-05-2012	2788033 Oct-15-2014	2788033 May-31-2017	PATENTED
FAB-001EPD1	Europe	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	17170810.0 May-02-2017	EP3260140 Dec-27-2017	N/A	Pending
FAB-001HK	Hong Kong	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	15103141.5 Dec-05-2012	1202443 Oct-02-2015	1202443 Mar-23-2018	PATENTED
FAB-001HKD1	Hong Kong	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16108558.9 Dec-05-2012	1220490A May-05-2017	1220490 Feb-23-2018	PATENTED
FAB-001HKD2	Hong Kong	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16110473.7 Dec-05-2012	1222203A Jun-23-2017	N/A	Pending

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-001HKD4	Hong Kong	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	18101023.9 Jan-23-2018	1241704A. Jun-15-2018	N/A	Pending
FAB-001JP	Japan	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2014-546024 Dec-05-2012	2015-506673A Mar-5-2015	6073916 Jan-13-2017	PATENTED
FAB-001JPD1	Japan	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2016-213019 Oct-31-2016	2017-023156A Feb-2-2017	6294944 Feb-23-2018	PATENTED
FAB-001KR	Republic of Korea	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	10-2014-7018569 Dec-05-2012	20140109925 A Sep-16-2014	N/A	Pending
FAB-001MX	Mexico	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	MX/a/2014/00 6663 Dec-05-2012	P184014MX Apr-17-2015	354995 Mar-27-2018	PATENTED
FAB-001MXD1	Mexico	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	MX/a/2018/00 3987 Mar-28-2018	N/A	N/A	Pending
FAB-001RU	Russian Federation	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2014127505 Dec-05-2012	2014127505A Jun-30-2017	2624139 Jun-30-2017	PATENTED
FAB-001RUD2	Russian Federation	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	2018112719 Apr-10-2018	N/A	N/A	Pending
FAB-001C7	USA	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16/402,175 May-02-2019	2019-0270968 Sep-05-2019	10,472,611 Nov-12-2019	PATENTED
FAB-001C8	USA	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16/567,059 Sep-11-2019	2019-0390174 Dec-26-2019	N/A	Pending
FAB-001C9	USA	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16/776,765 Jan-30-2020	N/A	10,662,410 May-26-2020	PATENTED

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-001010	USA	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16/857,894 Apr-24-2020	N/A	N/A	Pending
FAB-001011	USA	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16/869,232 May-07-2020	N/A	N/A	Pending
FAB-001012	USA	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16/913,306 Jun-26-2020	N/A	N/A	Pending
FAB-001013	USA	METHODS AND PRODUCTS FOR TRANSFECTING CELLS	16/913,315 Jun-26-2020	N/A	N/A	Pending
FAB-005AU	Australia	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	2013337651 Nov-01-2013	N/A	2013337651 Mar-28-2019	PATENTED
FAB-005BR	Brazil	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	11201500980 45 Nov-01-2013	N/A	N/A	Pending
FAB-005BRD1	Brazil	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	12201902567 8-0 Dec-04-2019	N/A	N/A	Pending
FAB-005BRD2	Brazil	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	12201902568 1-0. Dec-04-2019	N/A	N/A	Pending
FAB-005BRD3	Brazil	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	12201902568 3-7 Dec-04-2019	N/A	N/A	Pending
FAB-005CA	Canada	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	2,890,110 Nov-01-2013	N/A	N/A	Pending

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-005CN	China	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	20138005662 0.0 Nov-01-2013	104769112 Jul-08-2015	N/A	Pending
FAB-005EP	Europe	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	13850281.0 Nov-01-2013	2914728 Sep-9-2015	N/A	Pending
FAB-005EPD1	Europe	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	EP 20184168.1 Jul-06-2020	N/A	N/A	Pending
FAB-005HK	Hong Kong	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	16102376.2 Nov-01-2013	1214304 Jul-22-2016	N/A	Pending
FAB-005JP	Japan	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	2015-540833 Nov-01-2013	2015-534817 Dec-07-2015	6510416 Apr-12-2019	PATENTED
FAB-005JPD1	Japan	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	2018-073676 Apr-06-2018	2018-115207 Jul-26-2018	N/A	Pending
FAB-005KR	Korea	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	10-2015-7013918 Nov-01-2013	20150080573 Jul-09-2015	N/A	Pending
FAB-005KRD1	Korea	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	10-2020-7015879 Jun-03-2020	N/A	N/A	Pending
FAB-005MX	Mexico	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	MX/a/2015/00 5346 Nov-01-2013	N/A	363017 Mar-04-2019	PATENTED

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-005MXD1	Mexico	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	MX/a/2019/00 2498 Mar-01-2009	N/A	N/A	Pending
FAB-005RU	Russian Federation	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	2015120524 Nov-01-2013	2015120524A Dec-20-2016	2711249 Jan-15-2020	PATENTED
FAB-005RUD1	Russian Federation	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	2019143431 Dec-24-2019	N/A	N/A	Pending
FAB-005	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	14/701,199 Apr-30-2015	2015-0267189 Sep-24-2015	9,447,395 Sep-20-2016	PATENTED
FAB-005C1	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	14/735,603 Jun-10-2015	2015-0275193 Oct-01-2015	9,376,669 Jun-28-2016	PATENTED
FAB-005C2	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	15/156,806 May-17-2016	2016-0251649 Sep-01-2016	9,464,285 Oct-11-2016	PATENTED
FAB-005C3	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	15/156,829 May-17-2016	2016-0251639 Sep-01-2016	9,487,768 Nov-08-2016	PATENTED
FAB-005C4	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	15/270,469 Sep-20-2016	2017-0015983 Jan-19-2017	9,657,282 May-23-2017	PATENTED
FAB-005C5	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	15/487,088 Apr-13-2017	2017-0218400 Aug-03-2017	9,758,797 Sep-12-2017	PATENTED

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-005C6	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	15/670,639 Aug-07-2017	2017-0362612 Dec-21-2017	10,415,060 Sep-17-2019	PATENTED
FAB-005C7	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	16/523,558 Jul-30-2019	2019-0345519 Nov-14-2019	N/A	Pending
FAB-005C8	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	16/654,532 Oct-16-2019	2020-0032295 Jan-30-2020	N/A	Pending
FAB-005C9	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	16/654,536 Oct-16-2019	2020-0032296 Jan-30-2020	10,752,917 Aug-25-2020	PATENTED
FAB-005C11	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	16/655,744 Oct-17-2019	2020-0032297 Jan-30-2020	10,724,053 Jul-28-2020	PATENTED
FAB-005C12	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	16/655,760 Oct-17-2019	2020-0040363 Feb-06-2020	N/A	Pending
FAB-005C17	USA	METHODS AND PRODUCTS FOR EXPRESSING PROTEINS IN CELLS	16/912,321 Jun-25-2020	N/A	N/A	Pending
FAB-010AU	Australia	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	2017312113 Dec-03-2018	N/A	N/A	Pending
FAB-010CA	Canada	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	3,033,788 Feb-12-2019	N/A	N/A	Pending

License Agreement,

Factor Bioscience Limited, Novellas Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-010CN	China	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	20178005963 27 Mar-27-2019	109803977 May-24-2019	N/A	Pending
FAB-010EP	Europe	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	17842152.5 Mar-11-2019	3500585 Jun-26-2019	N/A	Pending
FAB-010HK	Hong Kong	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	62-19000231.6 Dec-23-2019	N/A	N/A	Pending
FAB-010IN	India	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	20192700233 2 Jan-24-2019	N/A	N/A	Pending
FAB-010IL	Israel	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	264439 Jan-23-2019	264439D0 Feb-28-2019	N/A	Pending
FAB-010JP	Japan	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	2019-509510 Feb-15-2019	N/A	N/A	Pending
FAB-010NZ	New Zealand	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	748925 Dec-03-2018	N/A	N/A	Pending
FAB-010B	USA	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	15/881,721 Jan-26-2018	2018-0177893 Jun-28-2018	10,137,206 Nov-27-2018	PATENTED
FAB-010C3	USA	NUCLEIC ACID PRODUCTS AND METHODS OF ADMINISTRATION THEREOF	16/030,675 Jul-09-2018	2019-0000997 Jan-03-2019	10,369,233 Aug-06-2019	PATENTED

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-012PR	USA	CATIONIC LIPIDS AND USES THEREOF	62/870,245 Jul-03-2019	N/A	N/A	Pending
FAB-012PR2	USA	CATIONIC LIPIDS AND USES THEREOF	62/880,435 Jul-30-2019	N/A	N/A	Pending
FAB-012PR3	USA	CATIONIC LIPIDS AND USES THEREOF	63/023,654 May-12-2020	N/A	N/A	Pending
FAB-012	USA	CATIONIC LIPIDS AND USES THEREOF	16/920,556 Jul-03-2020	N/A	N/A	Pending
FAB-012PC	USA	CATIONIC LIPIDS AND USES THEREOF	PCT/US20/40 813 Jul-03-2020	N/A	N/A	Pending
FAB-012A	USA	CATIONIC LIPIDS AND USES THEREOF	16/526,621 Aug-12-2019	N/A	10,501,404 Dec-10-2019	PATENTED
FAB-012AC1	USA	CATIONIC LIPIDS AND USES THEREOF	16/660,299 Oct-22-2019	N/A	10,556,855 Feb-11-2020	PATENTED
FAB-012AC2	USA	CATIONIC LIPIDS AND USES THEREOF	16/660,317 Oct-22-2019	N/A	10,611,722 Apr-07-2020	PATENTED
FAB-012AC3	USA	CATIONIC LIPIDS AND USES THEREOF	16/746,279 Jan-17-2020	N/A	10,752,576 Aug-25-2020	PATENTED
FAB-012C4	USA	CATIONIC LIPIDS AND USES THEREOF	16/930,901 Jul-16-2020	N/A	N/A	Pending

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Exhibit 1.19

Improvement Patents

[To be added during the Term]

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited

Exhibit 1.25

Licensed Patents

Docket Number	Country	Title	Application No. Application Date	Publication No. Publication Date	Registration No. Registration Date	Case Status/Description
FAB-003	USA	METHODS AND PRODUCTS FOR REPROGRAMMING CELLS TO A LESS DIFFERENTIATED STATE	13/465,490 May-07-2012	2013-0029418 Jan-31-2013	8,497,124 Jul-30-2013	PATENTED
FAB-003C1	USA	PRODUCTS FOR TRANSFECTION AND REPROGRAMMING	13/931,251 Jun-28-2013	2013-0344602 Oct-15-2013	9,127,248 Sep-08-2015	PATENTED
FAB-003C2	USA	METHODS OF REPROGRAMMING CELLS TO A LESS DIFFERENTIATED STATE	14/810,123 Jul-27-2015	2016-0010060 Jan-14-2016	9,399,761 Jul-26-2016	PATENTED
FAB-003C3	USA	METHODS AND PRODUCTS FOR TRANSFECTION	15/178,190 Jun-9-2016	2016-0281059 Sep-29-2016	9,562,218 Feb-07-2017	PATENTED
FAB-003C4	USA	METHODS AND PRODUCTS FOR TRANSFECTION	15/358,818 Nov-22-2016	2017-0073644 Mar-16-2017	9,695,401 Jul-04-2017	PATENTED
FAB-003C5	USA	METHODS AND PRODUCTS FOR TRANSFECTION	15/605,513 May-25-2017	2017-0267979 Sep-21-2017	9,879,228 Jan-30-2018	PATENTED
FAB-003C6	USA	METHODS AND PRODUCTS FOR TRANSFECTION	15/844,063 Dec-15-2017	2018-0105800 Apr-19-2018	9,969,983 May-15-2018	PATENTED
FAB-003C7	USA	METHODS AND PRODUCTS FOR TRANSFECTION	15/947,741 Apr-06-2018	2018-0230438 Aug-16-2018	10,131,882 Nov-20-2018	PATENTED
FAB-003C8	USA	METHODS AND PRODUCTS FOR TRANSFECTION	16/037,597 Jul-17-2018	2018-0327720 Nov-15-2018	10,301,599 May-28-2019	PATENTED
FAB-003C9	USA	METHODS AND PRODUCTS FOR TRANSFECTION	16/374,482 Apr-03-2019	2019-0225944 Jul-25-2019	10,443,045 Oct-15-2019	PATENTED
FAB-003C10	USA	METHODS AND PRODUCTS FOR TRANSFECTION	16/562,497 Sep-06-2019	2020-0048616 Feb-13-2020	N/A	Pending

License Agreement,

Factor Bioscience Limited, Novellus Therapeutics Limited